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                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

         [ ] Preliminary Information Statement
         [X] Definitive Information Statement


                            The Havana Republic, Inc.
                  (Name of Registrant As Specified In Charter)

                                 Not Applicable
  (Name of Person(s) Filing the Information Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
         [X] No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and
             0-11.

          1) Title of each class of securities to which transaction applies:

                  Common Stock, no par value

          2) Aggregate number of securities to which transaction applies:

                  86,941,113 shares of Common Stock

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          4) Proposed maximum aggregate value of transaction:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         2) Form, Schedule or Registration Statement No.:
         3) Filing Party:
         4) Date Filed:

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                            THE HAVANA REPUBLIC, INC.
                           300 S.W. Avenue, Suite 108
                         Fort Lauderdale, Florida 33301
                    Notice of Written Consent of Shareholders


                                October 21, 2002


Shareholders of The Havana Republic, Inc.:

         This information statement is circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be effective until 20 days after the date this Information Statement is mailed to the shareholders. Therefore, this Information Statement is being sent to you for informational purposes only.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

         The actions to be effective twenty days after the mailing of this Information Statement are as follows:


               1. the sale by us of substantially all of our assets to a Florida corporation, Havana Republic of Florida, Inc., formed by Stephen Schatzman, our only current executive officer and director, in exchange for the assumption by Havana Republic of Florida, Inc. of all our liabilities;

               2. the increase of our authorized number of shares of Common Stock from 200,000,000 to 500,000,000.

     Attached hereto for your review is an Information Statement relating to the above-described actions.

                                           By Order of the Board of Directors,

                                           /s/ STEPHEN SCHATZMAN, SECRETARY
                                           Stephen Schatzman, Secretary


October 21, 2002

Fort Lauderdale, Florida

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                            THE HAVANA REPUBLIC, INC.

                              INFORMATION STATEMENT

         This Information Statement, which is being mailed to shareholders on or about October 21, 2002, is furnished in accordance with the requirements of Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended, by the management of The Havana Republic, Inc., a Florida corporation, for use in connection with certain actions to be taken by the written consent by the holders of the majority of the outstanding voting capital stock of the Company. The actions to be taken pursuant to the written consent shall be effective on or about November 10, 2002, twenty days after the mailing of this Information Statement.


            THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS
               AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER
                   ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

         NOTICE IS HEREBY GIVEN that the following actions will be taken pursuant to the written consent of the holders of the majority of the outstanding voting capital stock of the Company in lieu of a special meeting of the shareholders. The following actions will be effective on or about November 10, 2002:

         1. the sale by us of substantially all of our assets to a limited liability company, Havana Republic of Florida, Inc., formed by Stephen Schatzman, our only current executive officer and director, in exchange for the assumption by Havana Republic of Florida, Inc. of our certain liabilities; and

         2. the increase of our authorized number of shares of Common Stock from 200,000,000 to 500,000,000.


                       THE APPROXIMATE DATE OF MAILING OF
                 THIS INFORMATION STATEMENT IS OCTOBER 21, 2002


         Shareholders of record at the close of business on October 3, 2002 (the "Record Date") are entitled to notice of the action to be effective on or about November 10, 2002. As of the Record Date, our authorized capitalization consisted of 200,000,000 shares of common stock no par value per share, of which 86,941,113 were issued and outstanding. Each share of our common stock entitles its holder to one vote on each matter submitted to the shareholders. However, because the shareholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in

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favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.


         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be effective until 20 days after the date of this Information Statement is mailed to the shareholders. We anticipate that the actions contemplated by this Information Statement will be effected on or about the close of business on November 10, 2002.


         This Information Statement will serve as written notice to shareholders pursuant to Section 607.0704 of the Florida Business Corporation Act.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS


         The Board of Directors of the Company (the "Board") believes costs associated with the ongoing operations of the Company have made it exceedingly difficult to achieve profitability in the business, which will result in continued losses. As a result of ongoing operating losses and expenses, the Company has a significant working capital deficit, negative stockholder's equity, and almost no remaining cash. Further losses may force the Company to seek bankruptcy protection under the laws of the United States Bankruptcy Courts. The operating costs relate to the cost of sales, wages and benefits, and general expenses of the business, as well as the costs of corporate governance for the Company and its shareholders. The Board consists of Stephen Schatzman and S. Michael Rudolph, an independent director (who replaced Mr. Alex Gimelstein who was removed by written consent of the majority of the holders of the voting capital stock as a Director of the Company on October 3, 2002).


         The Board believes that the shareholders of the Company will benefit from the sale of substantially all the assets of the Company and that this sale is in the best option available to the Company at this time. The sale will allow the management of the Company to pursue other business opportunities intended to maximize shareholder value. The Company will be relieved of liabilities that total approximately $565,193, and will retain a net tax loss carryforward estimated to be approximately over $6,000,000, which may be used to shelter earnings from future business activities. The sale will result in a corporation which will have no tangible liabilities and will have the benefit of a substantial tax loss carryforward. The Board will seek to acquire another business with the ultimate goal of establishing a more liquid public market for its common stock. and enhance shareholder value. No assurances can be given such an acquisition will be achieved.

         The Board does not believe it is practicable to sell the Company's assets to other parties because of the Company's persistent operating losses and its liabilities.

         The Board also considered a bankruptcy filing. However, after reviewing the Company's liabilities and the costs and expenses of a bankruptcy proceeding, the Board

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determined that it is unlikely that the shareholders would receive any return as a consequence of this action.

         Accordingly, it was the Board's opinion that the transaction herein would provide the shareholders of the Company with the greatest potential return. The Board approved the Asset Purchase Agreement between the Company and Havana Republic of Florida, Inc. on September 27, 2002 (the "Purchase Agreement") and shareholders holding a voting majority of the holders of the majority of the outstanding voting capital stock of the Company approved the Purchase Agreement.

                    CURRENT INFORMATION REGRDING THE COMPANY

The following is a description of the current operations of the Company.

         We are engaged in the business of owning and operating upscale cigar emporiums devoted to the sale of premium cigars and cigar related merchandise. We currently operate three emporiums which are located in the Las Olas River Front in Ft. Lauderdale, downtown South Miami Florida and in the Desert Passage at the Aladdin Resort in Las Vegas, Nevada. We also sell our cigars and accessories over the Internet.

         Premium cigars are generally defined according to three criteria: (i) the cigars are made completely by hand; (ii) the cigars consist of longfiller tobacco; and (iii) the cigars retail at a price range from $1 to more than $50 each. Handrolled cigars consist of three different categories of tobacco: (1) the filler is the tobacco in the cigar; (2) the binder is the leaf that binds the filler together; or (3) the wrapper is the tobacco leaf that wraps around the rolled tobacco and finishes the cigar. A premium cigar uses only longfiller tobacco, binders and wrappers that are composed solely of tobacco leaf. Longfiller tobacco consists of half tobacco leaves rolled up, whereas shortfiller tobacco consists of smaller pieces of tobacco, including the portions of the longfiller tobacco which are cut and discarded in producing premium cigars. The quality of a premium cigar is based on the quality of the tobacco used for the filler, binder and wrapper. Cigars that are not premium cigars typically use shortfiller, and may be wholly or partially manufactured by machine. We also market a full line of premium cigars, which will be sold under the brand name of Havana Republic.

Third Party Suppliers

     The Company is presently able to purchase premium cigars directly from all major Manufacturers such as Padron, General Cigar, Altadis, Fuentes and Ashton, and is not dependent upon any one supplier for cigars.

Company Brand Cigars

         In 1997, the Company entered into a contract with Tabanica, a cigar manufacturer in Nicaragua, for the purchase of 625,000 cigars. The purchase price for the

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cigars was $616,000, all of which has been paid. The Company owns a 50% equity interest in Tabanica. However, the Company does not control its management or board of directors. Tabanica was to manufacture the cigars, and box them for the Company in Nicaragua and deliver the cigars, F.O.B Miami, Florida. The Company has recently been informed that Tabanica has filed for bankruptcy protection in Nicaragua.

     The particular tobacco blend for each of the Company's cigars is formulated from different tobaccos. The Company's premium cigars use longfiller tobacco primarily from Nicaragua. The Company also obtains some tobacco from the Dominican Republic for its blend.

Competition

         Competition affecting the Company's emporiums come from other retail tobacco, cigar stores, liquor stores, convenience stores and mail order. The Company believes that in fiscal 2002, the number of companies operating emporiums in the South Florida market has decreased and that this is a nation wide trend.

Government Regulation; Tobacco Industry Litigation; Taxes

            The tobacco industry is subject to regulation by federal, state and local governments, and the recent trend has been toward increased regulation. Such regulations include labeling requirements, limitations on advertising and prohibition of sales to minors, laws restricting smoking in public places including offices, office buildings, restaurants and other eating establishments. Due to health concerns, the cigar industry could become subject to increased regulation under federal and state health and safety regulations. In addition, cigars have been subject to excise taxation at the federal, state and local level, and such taxation may increase in the future. Tobacco products are especially likely to be subject to increases in excise taxation because of the detrimental effects of tobacco on the health of both smokers and others who inhale secondary smoke.

         Over the years, the federal excise tax rate on large cigars (weighing more than three pounds per thousand cigars) was increased. Currently, the federal tax is $33.25 per thousand cigars. The Company does not believe that the current level of excise taxes will have a material adverse effect on the Company's business, but there are no assurances that additional increases will not have a material adverse effect on the Company's business.

         Cigars and pipe tobacco are also subject to certain state and local taxes. Since 1964, the number of states that tax cigars has risen from six to forty-one. State excise taxes generally range from 2% to 75% of the wholesale purchase price.

         Cigar manufacturers, like other producers of tobacco products, are subject to regulation in the U.S. at the federal, state and local levels. Together with changing public attitudes toward smoking, a constant expansion of smoking regulations since the early

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1970s has been a major cause for the decline in consumption. Moreover, the trend is toward increased regulation of the tobacco industry.

     In recent years, a variety of bills relating to tobacco issues have been introduced in the Congress of the United States, including bills that would have prohibited the advertising and promotion of all tobacco products and/or restricted or eliminated the deductibility of such advertising expenses; set a federal minimum age of 18 years for use of tobacco products; increased labeling requirements on tobacco products to include, among other things, addiction warnings and lists of additives and toxins; modified federal preemption of state laws to allow state courts to hold tobacco manufacturers liable under common law or state statutes; and shifted regulatory control of tobacco products and advertisements from the Federal Trade Commission to the U.S. Food and Drug Administration (the "FDA"). In addition, in recent years, there have been proposals to increase tobacco excise taxes. In some cases, hearings were held, but only one of these proposals was enacted, namely, that states, in order to receive full funding for federal substance abuse block grants, establish a minimum age of 18 years for the sale of tobacco products along with an appropriate enforcement program. The law requires that states report on their enforcement efforts. Future enactment of the other bills may have an adverse effect on the sales or operations of the Company.

     In addition, the majority of states restrict or prohibit smoking in certain public places and restrict the sale of tobacco products to minors. Such places where the majority of states have prohibited smoking include: any public building designated as nonsmoking; elevators; public transportation; educational facilities; health care facilities; restaurants and workplaces.

        Local legislative and regulatory bodies have also increasingly moved to curtail smoking by prohibiting smoking in certain buildings or areas or by requiring designated "smoking" areas. In a few states, legislation has been introduced, but has not passed, which would require all little cigars sold in those states to be "firesafe" little cigars, i.e., cigars which extinguish themselves if not continuously smoked. Passage of this type of legislation and any other related legislation could have a materially adverse effect on the Company's cigar business because of the technological difficulties in complying with such legislation. There is currently an effort by the federal Consumer Product Safety Commission to establish such standards for cigarettes. The enabling legislation, as originally proposed, included little cigars. However, little cigars were deleted due to the lack of information on fires caused by these products.

     Although federal law has required health warnings on cigarettes since 1965, there is no federal law requiring that cigars carry such warnings. However, California requires "clear and reasonable" warnings to consumers who are exposed to chemicals known to the state to cause cancer or reproductive toxicity, including tobacco smoke and several of its constituent chemicals. Violations of this law, Proposition 65, can result in a civil penalty not to exceed $2,500 per day for each violation. Although similar legislation has been introduced in other states, no action has been taken. However, since 1988, most cigars sold in the United States carry cancer warning labels.

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     The FDA has proposed rules to regulate cigarettes and smokeless tobacco in order to protect minors. Although the FDA has defined cigarettes in such a way as to include little cigars, the ruling does not directly impact large cigars. However, once the FDA has successfully exerted authority over any one tobacco product, the practical impact would be felt by manufacturers of any tobacco product. If the FDA is successful, this may have long-term repercussions on the large cigar industry.

     The federal Occupational Safety and Health Administration (OSHA) has proposed an indoor air quality regulation covering the workplace that seeks to eliminate nonsmoker exposure to environmental tobacco smoke. Under the proposed regulation, smoking must be banned entirely from the workplace or restricted to designated areas of the workplace that meet certain criteria. The proposed regulation covers all indoor workplaces under OSHA jurisdiction, including, for example, private residences used as workplaces, hotels and motels, private offices, restaurants, bars and vehicles used as workplaces. The tobacco industry is challenging the proposed OSHA regulation on legal, scientific and practical grounds. It also contends that the proposed regulation ignores reasonable alternatives. There is no guaranty, however, that this challenge will be successful. Although the Company does not believe that the proposed OSHA regulation would have a material adverse effect on the cigar industry or the Company, there are no assurances that such regulation would not adversely impact the Company, particularly the "club" sections of the Company's emporiums.

Employees

     The Company has eight full time and five part time employees, none of which are parties to a collective bargaining agreement. Five full time employees are engaged in management and administrative activities and the remaining employees are engaged in sales and related activities.

Description of Property

     The Company maintains its corporate offices at its Ft. Lauderdale emporium which consists of approximately 1,780 square feet and is subject to a lease expiring in 2004, with a five year renewal option. The Company's South Miami emporium occupies approximately 2,100 square feet in the Shops of Sunset and it subject to a lease expiring in 2009. The Company's emporium within the Desert Passage at the Aladdin Resort in Las Vegas, Nevada consists of approximately 1,100 square feet and the lease has a term of 10 years.

NASD OTC Market


         The Company's Common Stock is listed on the NASD OTC Electronic Bulletin Board under the symbol "HVAR." As of October 17, 2002, the high and low bid prices for the Common Stock as reported on the Electronic Bulletin Board was $0.0007 and $0.0005 respectively, which reflects inter dealer prices without retail mark-up, mark


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down or commissions and may not represent actual transactions. The Company has not declared or paid any cash dividends on the Common Stock.

                               ACTIONS TO BE TAKEN

         This Information Statement contains a brief summary of the material aspects of the proposed sale of assets and business and of the Purchase Agreement.

                                 SALE OF ASSETS

         Despite the best efforts of management to reduce costs by significantly decreasing operations during the previous two years, we sustained losses from operations during the nine months ended March 31, 2002 of $394,955. As we have been unable to raise the required capital to continue our business in its present form, it became apparent to current management that in order to maximize the value of our common stock and ultimately maximize shareholder value, we would have to divest all of our operations and sell substantially all of our assets and acquire a new profitable business.

The Asset Purchase Agreement

     On September 27, 2002, we entered into a Purchase Agreement with Havana Republic of Florida, Inc., an entity formed by Stephen Schatzman, who is the sole officer and member of our Board, pursuant to which Havana Republic of Florida, Inc. agreed to acquire all of our assets, properties and business in exchange for the assumption of certain of our liabilities. Under applicable Florida law, approval of the asset transfer requires the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon. The transfer was approved in writing by the holders of a majority of the shares of our then outstanding common stock and by all the shareholders of Havana Republic of Florida, Inc., in accordance with the provisions of Section 607.0704 of the Florida Business Corporation Act


     At the time of the approval, the aggregate of shares of the Company voting in favor of the transfer constituted over 50% of the then outstanding shares of common stock. As described below, the finalization of the transactions relating to the transfer of substantially all of our assets to Havana Republic of Florida, Inc. is conditioned upon the filing with the Securities and Exchange Commission of this Information Statement. Therefore, the transactions relating to our asset transfer to Havana Republic of Florida, Inc. are expected to be finalized 20 days after the mailing of this Information Statement to our shareholders. Thus, the Purchase Agreement is expected to be closed on November 10, 2002.


     Shareholders of the Company who did not execute the written consent approving the Purchase Agreement have no rights to vote on the Purchase Agreement but may exercise rights of appraisal granted to them by Florida law. See "Dissenters Rights". There are no federal regulations to be complied with in connection with this transaction and the approval of federal or state authorities is not required in order to effectuate the

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Purchase Agreement. The only act required to consummate the Purchase Agreement is the delivery of this Information Statement to the Company shareholders. Any shareholder who dissents from the Purchase Agreement may be entitled, if he or she complies with the provisions of the Florida Act regarding the rights of dissenting shareholders, to be paid the fair value of his or her shares. A copy of Sections 607.1301, 607.1302, and 607.1320 Florida Statutes, which set forth the rights of dissenting shareholders with respect to the Purchase Agreement, is enclosed as Appendix B.

     The Purchase Agreement specifically provides that we shall retain "all claims for tax refunds, tax loss carry forwards or carrybacks or tax credits of any kind" applicable to our business prior to the closing of the Purchase Agreement. Without future profits by the Company, such tax losses are of limited or no value.



     The financial statements in our Form 10-KSB for the year ended June 30, 2001 and the unaudited financial statements in our Form 10-QSB for the quarter ended March 31, 2002, indicate that the Company had negative working capital. Based upon the structure of the transaction set forth in the Purchase Agreement, immediately following the closing of the transfer, we will retain no assets and no business and will retain no liabilities except for possible liabilities with respect to certain heretofore unasserted claims against us. In light of the fact that subsequent to the closing we will not have any business or tangible assets with which to generate revenue, we will not have any means to satisfy our liabilities or obligations unless and until the Company is able to raise additional capital or acquire a profitable business. We do not presently have any such plans and there can be no assurance that raising such capital or acquiring a new business will be possible. If new capital should become available or a profitable business is acquired by us, the acquisition is likely to result in immediate and substantial dilution to our presently existing shareholders.


     Although the Purchase Agreement provides for the assumption by Havana Republic of Florida, Inc. and, indirectly, by Mr. Schatzman personally, of significant liabilities of The Havana Republic, Inc., and although we have some assurances from material creditors that they agree to the assumption of liabilities, we may remain contingently responsible for the satisfaction of some liabilities and there can be no assurance that such liabilities will be satisfied. Havana Republic of Florida, Inc. was formed by Mr. Schatzman for the purpose of acquiring our assets and continuing the business on a significantly smaller scale. Neither Havana Republic of Florida, Inc. nor Mr. Schatzman have sufficient resources to satisfy all of the liabilities to be assumed.

                Amendment to Increase Number of Authorized Shares

     A majority in interest of the shareholders believes that it is advisable and in our best interest to have available additional authorized shares of our common stock in an amount adequate to provide for our future needs. This will be achieved by increasing the number of authorized shares of our common stock from 200,000,000 to 500,000,000. We may have future opportunities to engage in a private offering of our securities in order to raise additional capital and carry out our business objectives. However, our existing

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Articles of Incorporation do not authorize a sufficient number of shares of common stock to close any such offering.

     In addition to any proposed private offering, we may from time to time consider acquisitions or other transactions which may require further issuance of shares of our common stock. Currently, there are no definitive agreements respecting any merger or consolidation with or acquisition of another business, or the sale or liquidation of The Havana Republic, Inc. However, a majority in interest of the shareholders believes that the increase in the number of authorized shares of common stock is in our best interest and that of our shareholders because additional shares of common stock will provide us with the ability to raise additional capital through a private offering.

     Because of the Board' discretion in connection with an issuance of additional shares of our common stock, the Board may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of us, which may make such attempts more difficult and less attractive. Any additional shares of common stock issued would have the same rights and privileges as the currently outstanding shares of common stock. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages give the Board the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of our common stock. This could have the effect of insulating existing management from removal, even if it is in the best interest of the common shareholders. Our management is not aware of any existing or threatened efforts to obtain control of The Havana Republic, Inc.

     The issuance of any additional shares of our common stock would also have the effect of diluting the equity interests of existing shareholders and the earnings per share of existing shares of common stock. Such dilution may be substantial, depending upon the number of shares issued.

Description of Securities of the Company

General

         The Company's authorized capital stock consists of 205,000,000 shares, of which 200,000,000 shares are designated as Common Stock, no par value (the "Common Stock"), 5,000,000 shares are designated as preferred stock, no par value (the "Preferred Stock"). As of October 3, 2002, there were 87,141,401.45 shares of capital stock outstanding, of which there are 86,941,113 shares of the Company's Common Stock outstanding, 149 shares of Series A Preferred Stock outstanding, 200,000 shares of Series B Preferred Stock outstanding, 89.45 shares of Series C Preferred Stock outstanding, and 50 shares of Series D Preferred Stock outstanding.

                                        9

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Common Stock

         In May 2000, the Company amended its Articles of Incorporation to increase the total number of authorized common shares to 200,000,000 shares of common stock, no par value. All shares of Common Stock are equal to each other with respect to voting, liquidation, dividend and other rights. Owners of shares of Common Stock are entitled to one vote for each share they own at any shareholders' meeting. Holders of shares of Common Stock are entitled to receive such dividends as may be declared by the Company's Board out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no preemptive rights or privileges with respect to any shares of Common Stock. The Common Stock does not have cumulative voting rights which means that the holders of more than 50% of the shares of Common Stock voting for election of the directors may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares of Common Stock aggregating less than 50% would not be able to elect any directors.

Preferred Stock

         The Company's Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock. The Company's Board has authority, without action by the stockholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series.

(a) On August 1, 1997, the Board created a series of preferred stock consisting of 2,500 shares and designated it as the Series A Convertible Preferred Stock - no par value. The Series A Convertible Preferred Stock is convertible, at the holders option, into that number of shares of common stock equal to $1,000 divided by the lower of (i) seventy percent (70%) of the average market price of the common stock for the five trading days immediately prior to the conversion date or (ii) $1.46, increased proportionally for any reverse stock splits and decreased proportionally for any forward stock split or stock dividend. The holders of Series A Convertible Preferred Stock have no voting rights, the shares are redeemable by the Company at a price of $1,350 per share upon notice of conversion, and have a liquidation preference of $1,350 per share.

         For the years ended June 30, 2000 and 2001 Series A Convertible Preferred Shareholders converted 237 preferred shares into 4,551,020 shares of common stock and 140 preferred shares into 6,821,208 shares of common stock. As of June 30, 2001, the remaining 209 shares of Series A Convertible Preferred Stock may be converted, at the holder's option, into shares of common stock. Subsequent to year end, in August 2001, 40 shares of Series A Convertible Preferred Stock were converted into 6,698,642 shares of the Company's common stock. As of this date, 149 shares of Series A Convertible Preferred Shares are outstanding.

(b) On April 2, 1998, the Board created a series of preferred stock consisting of 500,000 shares, as amended in May 2000, and designated it as the Series B Preferred Stock - no

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par value. The Series B Preferred Stock shall be entitled to 400 votes per share, is not redeemable, and has no conversion rights. The holders of Series B Preferred stock have a liquidation preference of $.50 per share. In consideration of two officers of the Company forgiving an aggregate of $40,000 due them, the Company issued 100,000 shares of Series B Preferred Stock during 1998 and 1999. As a condition of the Purchase Agreement, at the closing, Mr. Schatzman will transfer 100,000 shares of Series B Preferred Stock, representing all of the shares of Series B Preferred Stock held by Mr. Schatzman, such shares to be retired by the Company.

(c) In May 2000 the Board of the Company created a series of preferred stock consisting of 100 shares and designated as the Series C Convertible Preferred Stock - no par value. The holders of the Series C Convertible Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, cash dividends at the rate of $400 per share per annum. In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the Series C Convertible Preferred Stock shall be entitled to receive an amount equal to $10,000 per share.

         Each share of Series C Convertible Preferred Stock shall be convertible, at the option of its holder, at any time, into a number of shares of common stock of the Company, subject to the number of shares of common stock equal to $10,000, divided by the lower of (i) Seventy Percent (70%) of the average Bid Price of the Common Stock for the five trading days immediately prior to the Conversion Date or (ii) $0.07, increased proportionally for any reverse stock split and decreased proportionally for any forward stock split or stock dividend.

         In May 2000, the Company issued 90 shares of Series C Convertible Preferred Stock. At the time of issuance, the Series C Convertible Preferred Stock was convertible at prices below the market value of the underlying common stock. The beneficial conversion feature represented by the intrinsic value is calculated as the difference between the conversion price and the market price of the underlying common stock multiplied by the number of shares to be issued from the conversion. For the year ended June 30, 2001, Series C Convertible Preferred Shareholders converted a fraction (.34%) of a preferred share into 398,500 shares of common stock. Subsequent to year end, in August 2001, an additional fraction (.04%) of a share of Series C Convertible Preferred Stock into 80,000 shares of common stock. As of this date, 89.45 shares of Series C Convertible Preferred Shares are outstanding.

(d) In May 2000, the Company exchanged certain outstanding debentures into a newly created Series D Convertible Preferred Stock consisting of 50 shares. The holders of the Series D Convertible Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, cash dividends at the rate of $800 per share per annum. Such dividends shall be cumulative and shall accrue, whether or not earned or declared, from and after the date of issue of the shares. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Series D Convertible Preferred Stock shall be entitled to receive an amount equal to $10,000 per share or an aggregate of $500,000.

         Each share of Series D Convertible Preferred Stock shall be convertible, at the option of its holder, at any time, into a number of shares of common stock of the Company. The initial Conversion Rate shall be a number of shares of Common Stock equal to $10,000, divided by Seventy Percent (70%) of the average Bid Price of the Common Stock for the five trading days immediately prior to the Conversion Date. Accordingly, there is a beneficial conversion feature of this security of $215,000. As of this date, 50 shares of Series D Convertible Preferred Shares are outstanding.

Stock Options

         The Company has adopted a stock option plan which grants options to employees or other individuals who perform services for the Company. Options are granted with exercise prices equal to the fair market value of the Company's common stock at the time of grant and are exercisable over different periods, not exceeding ten years. As of the date herein, the Company has 3,500,000 options to purchase shares of Common Stock have been granted and not exercised with a weighted average exercise price of $0.06.

Accounting Treatment of the Sale

         The sale of assets to Havana Republic of Florida, Inc. will be reflected on our financial statements as a sale of assets and assumption of certain liabilities for accounting purposes, with a gain or loss recognized in the year in which the sale is consummated, in the amount of the difference between the sale price and the aggregate net book value of the assets sold to and liabilities assumed by Havana Republic of Florida, Inc.

Certain Federal Income Tax Consequences

         The following discussion is a general summary of the Federal income tax consequences to us that may result from the proposed sale of our assets to Havana Republic of Florida, Inc. This summary is based on the current provisions of the Internal Revenue Code, which is subject to retroactive change. This summary does not discuss any aspects of Federal income taxation that may be relevant to a particular shareholder or to certain types of persons subject to special treatment under Federal income tax laws. Accordingly, this summary is not intended to constitute legal advice to any shareholder, nor is it binding on the Internal Revenue Service. WE RECOMMEND THAT EACH SHAREHOLDER CONSULT HIS OR HER PERSONAL TAX ADVISOR REGARDING THE SPECIFIC APPLICABLE TAX CONSEQUENCES WHICH MAY ARISE FROM CONSUMMATION OF OUR PROPOSED SALE OF ASSETS TO HAVANA REPUBLIC OF FLORIDA, INC.

         We will recognize gain or loss from the sale of our assets to Havana Republic of Florida, Inc. in an amount equal to the difference between the amount we realize from the sale and our adjusted tax basis in the assets sold and liabilities assumed. The amount we realize from the sale will be equal to the sum of (a) the amount of our liabilities assumed by Havana Republic of Florida, Inc., and (b) the aggregate amount of any liabilities to which the assets sold to Havana Republic of Florida, Inc. are subject. We will be subject to Federal income tax on any gain recognized from the sale of our business and assets to Havana Republic of Florida, Inc. However, because we have significant net operating loss carryforwards available to us to offset any gain from the sale, we do not expect to incur any Federal tax liability.

Interest of Certain Persons in Matters to be Acted Upon

         Mr. Stephen Schatzman, the sole officer and director of The Havana Republic and owner of 2.6% of our outstanding Common Stock and 50% of our outstanding Series B Convertible Preferred Stock, holds all the shares of Havana Republic of Florida, Inc.

Government Approvals and Regulatory Matters

         No federal or state regulatory requirements or approvals are required to be complied with or obtained in connection with the proposed sale to Havana Republic of Florida, Inc., other than compliance with applicable Florida and Federal and state securities laws.

Security Ownership of Certain Beneficial Owners and Management

         The table below sets forth, as of October 3, 2002, the Record Date, the shares of our voting capital stock beneficially owned by each person, including management, known to us to be the beneficial owner of more than 5% of the outstanding shares of common stock. This does not include shares of preferred stock converted into common shares subsequent to the Record Date.

         All persons named in the table have the sole voting and dispositive power, unless otherwise indicated, with respect to common stock beneficially owned. Beneficial ownership of shares of common stock that are acquirable within 60 days upon the exercise or conversion of convertible securities are listed separately, and for each person named in the table, the calculation of percent of class gives effect to those acquirable shares.

NAME                                     SHARES OF
OWNED                                 CAPITAL STOCK(1)              PERCENTAGE
-----                                 ----------------              ----------

Stephen Schatzman                      42,353,000(1)                   25.4%
Chief Executive Officer

Alex Gimelstein(2)                     42,243,000(1)                   25.3%

All Directors and
Executive Officers
as a Group (2 persons)                 84,596,000                      50.7%

(1) Includes voting capital stock of 166,941,113 shares, including 86,941,113 shares of Common Stock, and includes 200,000 shares of the Company's Series B Preferred Stock each owned by Messrs. Schatzman and Gimelstein. Each share of Series B Preferred Stock is entitled to 400 votes per share. As a result of this issuance, Messrs. Schatzman and Gimelstein have the right to vote what is equivalent to an additional 80,000,000 shares of common stock.

(2) Mr. Gimelstein was removed by written consent of the majority of the holders of the voting capital stock as a Director of the Company subsequent to the Record Date.

            The address of each of the persons named in the table above is The Havana Republic, Inc., 300 S.W. Avenue, Suite 108, Fort Lauderdale, Florida 33301.

Changes in Control

         At this time, there is no arrangement which may result in a change in control of The Havana Republic, Inc.

Selected Financial Data

         The independent certified public accounting firm of Jewett, Schwartz & Associates has prepared a fair market value analysis of the Company. The opinion and analysis of Jewett, Schwartz & Associates is attached hereto as Appendix A and should be read in conjunction with a shareholder's determination as to whether or not to exercise his/her dissenter's rights as outlined below and elsewhere herein.

                               DISSENTER'S RIGHTS

         THIS INFORMATION STATEMENT CONSTITUTES NOTICE OF DISSENTER'S RIGHTS TO THE HOLDERS OF THE HAVANA REPUBLIC SECURITIES. IN ORDER TO EXERCISE YOUR RIGHTS TO DISSENT AND APPRAISAL, YOU MUST FOLLOW EACH AND EVERY INSTRUCTION HEREIN

         Each holder of the Company's Common Stock who dissents to the Purchase Agreement and who satisfies certain other conditions is entitled to payment of the fair value of his or her shares, as set forth in Sections 607.1301, 607.1302 and 607.1320 of the Florida Act (the "Dissenters' Rights Statutes"). A copy of the Dissenters' Rights Statutes, together with certain 1997 amendments to such statutes are set forth in Appendix B hereto and are incorporated by reference herein.

         The following is a summary of the Dissenters' Rights Statutes which sets forth the procedures for dissenting from the Purchase Agreement, demanding payment of fair value and for the determination of fair value. This summary is qualified in its entirety by reference to the full text of the Dissenters' Rights Statutes. THIS SUMMARY AND THE DISSENTERS' RIGHTS STATUTES SHOULD BE REVIEWED CAREFULLY BY ANY SHAREHOLDER WHO DESIRES TO EXERCISE HIS OR HER STATUTORY RIGHTS AS A DISSENTER OR WHO DESIRES TO PRESERVE HIS OR HER RIGHT TO DO SO, SINCE FAILURE TO COMPLY WITH THE PROCEDURES SET FORTH IN THE DISSENTERS' RIGHTS STATUTES WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

         Holders of the Company's Common Stock who desire to exercise their rights as dissenters must satisfy all of the following conditions. Not later than 10 days after the approval of the Purchase Agreement, the Company must deliver written notice of such approval to all shareholders, excepting any who consented in writing to the Purchase Agreement. Within 20 days after the date on which the Company delivers such written notice, any shareholder who elects to dissent must file with the Company a notice of such election, stating his or her name and address, the number of shares as to which he dissents, and a demand for payment of the fair value of his or her shares (a "Dissent Election"). Any shareholder filing a Dissent Election must deposit his or her stock certificates with the Company simultaneously with filing the Dissent Election. Any shareholder failing to timely file such Dissent Election will be bound by the terms of the Purchase Agreement. A Dissent Election may be withdrawn at any time before an offer is made by the Company to pay for the dissenting shares, as described below.

         Within 10 days after the expiration of the period in which shareholders may file their Dissent Election, the Company is required to make a written offer to each dissenting shareholder who has timely filed a Dissent Election to pay the fair value of the dissenting shares. Such offer must be accompanied by certain financial information regarding the Company. Under the Dissenters' Rights Statues, "fair value" means the value of the shares as of the close of business on the day prior to the approval of the Purchase

Agreement, excluding any appreciation or depreciation in anticipation of the Purchase Agreement unless exclusion would be inequitable. If the Company's offer is accepted within 30 days after it is made, the Company will pay for such dissenting shares within 90 days after the offer is made or the Effective Date, whichever is later. Upon such payment, the dissenting shareholder will have no interest in such shares.

         If the Company fails to make a written offer within the required time period or if such offer is not accepted within 30 days after it is made, the Company must file an action in a court of competent jurisdiction in Broward County, Florida requesting that the fair value of the dissenting shares be determined, upon receipt of a written demand from any dissenting shareholder given within 60 days of the Effective Date, and may file such action at its election during such 60 day period. If the Company fails to file such action, any dissenting shareholder may do so in the name of the Company.

         A shareholder may assert dissenters' rights as to fewer than all of the shares of the Company's Common Stock registered in his or her name.

         THE COMPANY WILL NOT FURNISH ANY NOTICE TO SHAREHOLDERS OF THE DATES BY WHICH SHAREHOLDERS MUST MAKE WRITTEN DEMAND, FURNISH STOCK CERTIFICATES OR TAKE ANY OTHER ACTION NECESSARY TO MAINTAIN THEIR RIGHTS AS DISSENTERS.

Forward-Looking Statements

         This Information Statement includes forward-looking statements. Such statements are identified by the use of forward-looking words or phrases including, but not limited to, "intended," "expects," "expected," "plans," "anticipates," and "anticipated." These forward-looking statements are based on our current expectations. All statements other than statements of historical facts included in this Information Statement are forward-looking statements. Although we believe that these expectations are reasonable, there can be no assurance that such expectations will prove to have been correct. Since forward-looking statements involve risks and uncertainties, the actual results could differ materially. These forward-looking statements represent our judgment as of the date of this Information Statement. All subsequent written or oral forward-looking statements attributable to us, or persons acting on behalf of either party, are expressly qualified in their entirety. We disclaim any intent or obligation to update their forward-looking statements.

Additional Information

         If you have any questions about the actions described above, you may contact Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

         We filed our annual report for the fiscal year ended June 30, 2001 on Form 10-KSB with the SEC. We anticipate filing our annual report for the fiscal year ended June 30, 2002 on Form 10-KSB with the SEC on or before the final date in which the shareholders can exercise their dissenter's rights hereunder. A copy of the annual reports on Form 10-KSB (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder to Joseph I. Emas, 1224 Washington Avenue, Miami Beach, Florida 33139. Copies of all exhibits to the annual reports on Form 10-KSB are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

Information Incorporated By Reference

The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

         Annual Report on Form 10-KSB for the fiscal year ended June 30, 2001.

         All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein, including the Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

         This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any shareholder, to whom this Information Statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

Distribution of Information Statement

         The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein. The distribution will be made by mail.

       Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

                                              By Order of the Board of Directors

                                              /s/ STEPHEN SCHATZMAN, SECRETARY

                                              Stephen Schatzman, Secretary


October 21, 2002

Fort Lauderdale, Florida

                                INDEX TO APPENDIX

Appendix A - Jewett, Schwartz & Associates Opinion
Appendix B - Shareholder Dissenter's Rights

                                   APPENDIX A

                            BUSINESS VALUATION REPORT

                            THE HAVANA REPUBLIC, INC.

                                 VALUATION DATE
                                  June 30, 2002

                                 INTEREST VALUED
                           100% OWNERSHIP INTEREST IN
                            THE HAVANA REPUBLIC, INC.


                                      VALUE

                                     $56,550

                                  PREPARED BY:
                          JEWETT, SCHWARTZ & ASSOCIATES
                          CERTIFIED PUBLIC ACCOUNTANTS
                       2514 HOLLYWOOD BOULEVARD, SUITE 508
                               HOLLYWOOD, FL 33020

                                  PREPARED FOR:

                            Mr. Joseph I. Emas, Esq.
                              1224 Washington Ave.
                                 Miami Beach, FL

                                   REPORT DATE

                                October 11, 2002

                                TABLE OF CONTENTS

1)   Valuation Opinion Letter ...........................................................................   22

2)   Summary of Salient Facts ...........................................................................   23

3)   The Nature and History of the Business .............................................................   24

4)   Financial and Economic Conditions Affecting the Business Enterprise, its Industry and The
     General Economy ....................................................................................   25

5)   Past Results, Current Operations, and Future Prospects of the Business Enterprise. .................   28

6)   Past Sales of Capital Stock in the Business Enterprise Being Appraised .............................   28

7)   Competition ........................................................................................   28

8)   Financial Analysis .................................................................................   39

9)   Applicable Standard of Value .......................................................................   30

10)  Appraisal of Fair Market Value

     a)   Market Approach ...............................................................................   31

     b)   Control Premium ...............................................................................   31

11)  Conclusion .........................................................................................   32

SCHEDULES:

Schedule A     Calculation of Fair Market Value .........................................................   33

EXHIBITS:

Exhibit I      Historical Financial Information .........................................................   34

APPENDIXES:

Appendix I     Assumptions and Limiting Conditions ......................................................   35

Appendix II    Sources of Information ...................................................................   36

Appendix III   Appraiser's Certification ................................................................   37

Appendix IV    Statement of Qualifications ..............................................................   38

October 11, 2002



Mr. Joseph I. Emas, Esq.
1224 Washington Ave.
Miami Beach, FL  33139


Dear Mr. Emas:

Jewett, Schwartz & Associates have been engaged by you to estimate the fair market value of 100% ownership interest in The Havana Republic, Inc. ("the Company") as of June 30, 2002. The accompanying valuation report was prepared for determining a value for the purpose of assisting in the possible acquisition of the controlling interest in the Company.
The term "fair market value" is defined as follows:

     The price at which the property would change hands between a willing buyer and a willing seller, neither being under a compulsion to buy or sell and both having a reasonable knowledge of relevant facts.

Our valuation is based on oral information and other financial records supplied by the Company and its representatives, and any other data we have deemed necessary in order to value the Company's controlling interest. Accordingly, we take no responsibility for the underlying data presented in this report.

We have utilized the market data approach to determine an estimated fair market value of The Havana Republic, Inc. After consideration of the Company's various factors and other relevant data, it is our opinion that the fair market value of The Havana Republic as of June 30, 2002 is $56,550.

This valuation is subject to the assumptions and limiting conditions presented in Appendix I.

Very truly yours

Jewett, Schwartz & Associates

/s/ LAWRENCE H. WOLFE
Lawrence H. Wolfe, CPA, CVA

                            SUMMARY OF SALIENT FACTS

NAME OF BUSINESS:         THE HAVANA REPUBLIC, INC. (the "Company")

DESCRIPTION
OF THE PROPERTY:          100% the Company

STATE
OF FORMATION:             Florida

TYPE OF BUSINESS:         Owns and operates upscale cigar emporiums devoted to
                          the sale of premium cigars and cigar related merchandise.

LOCATION:                 300 S.W. First Avenue, Suite 108, Ft. Lauderdale, FL
                          33301

CAPITAL STRUCTURE OF
THE COMPANY:              The Company's Common Stock has been traded in the
                          over-the-counter market through the NASD OTC
                          Electronic Bulletin Board under the symbol "HVAR" since March 14, 1997. As of October 11, 2002, the
                          Company has common stock outstanding of 86,941,113 shares.

DESCRIPTION OF
THE ASSIGNMENT:           Jewett, Schwartz & Associates have been retained by
                          Joseph I. Emas, Esquire to value the ownership interest in the Company for the purpose of assisting in a potential acquisition of the Company.

STANDARD OF
VALUE:                    Fair Market Value

DEFINITION OF FAIR
MARKET VALUE:             Price at which property would change hands between a
                          willing buyer and a willing seller, neither being under a compulsion to buy or sell, and both having reasonable knowledge of relevant facts.

VALUATION DATE:           October 11, 2002

THE NATURE AND HISTORY OF THE BUSINESS:

The Havana Republic, Inc., a Florida Corporation ("the Company") was formed on March 10, 1996. The Company is engaged in the business of owning and operating upscale cigar emporiums which are located in the Las Olas River Front in Ft. Lauderdale, downtown South Miami and in the Desert Passage at the Aladdin Resort in Las Vegas, Nevada. The Company also sells its cigars and accessories over the Internet through its fully interactive e-commerce site, Havana Republic.com.

Premium cigars are generally defined according to three criteria; (i) the cigars are made completely by hand; (ii) the cigars consist of longfiller tobacco; and
(iii) the cigars retail at a price range from $1 to $50 each. Handrolled cigars consist of three different categories of tobacco; (1) the wrapper is the tobacco leaf that wraps around the rolled tobacco and finishes the cigar; (2) the binder is the leaf that binds the filler together; or (3) the wrapper is the tobacco leaf that wraps around the rolled tobacco leaf that wraps around the rolled tobacco and finishes the cigar. A premium cigar uses only longfiller tobacco, binders and wrappers that are composed solely of tobacco leaf. Longfiller tobacco consists of half tobacco leaves rolled up, whereas shortfiller tobacco consists of smaller pieces of tobacco, including the portions of the longfiller tobacco which are cut and discarded in producing premium cigars. The quality of a premium cigar is based on the quality of the tobacco used for the filler, binder and wrapper. Cigars that are not premium cigars typically use shortfiller, and may be wholly or partially manufactured by machine.

The Company also markets a full line of premium cigars that are sold under the brand name of Havana Republic. The Company currently sells over 100 brands from other manufacturers, at its emporiums.

The Company currently operates three emporiums. In August 2001, the Company closed its emporium in Weston, Florida.

The Company's oldest emporium is located in the Las Olas River Front in Ft. Lauderdale, Florida and that emporium was opened in June, 1998. The second operating emporium is located in downtown South Miami, Florida and that one was opened in May, 1999. The Company's third emporium is located within the Desert Passage at the Aladdin Resort and Casino in Las Vegas, Nevada. This emporium became operational in February, 2001. On September 28, 2001, the Aladdin Resort filed for protection under Chapter 11 of the Federal Bankruptcy Act. The Company's emporium remains operational and to date has not been affected by that filing.

The Company is presently able to purchase premium cigars directly from all major manufacturers such as Padron, General Cigar, Altadis, Fuentes and Ashton, and is not dependent upon any one supplier for cigars.

In 1997, the Company entered into a contract with Tabanica, a cigar manufacturer in Nicaragua, for the purchase of 625,000 cigars. The purchase price for the cigars was $616,000, all of which has been paid. The Company owns a 50% equity interest in Tabanica. However, the Company does not control its management or board of directors. Tabanica was to manufacture the cigars, and box them for the Company in Nicaragua and deliver the cigars, F.O.B Miami, Florida. The Company has recently been informed that Tabanica has filed for bankruptcy protection in Nicaragua.

FINANCIAL AND ECONOMIC CONDITIONS AFFECTING THE BUSINESS ENTERPRISE, ITS INDUSTRY, AND THE GENERAL ECONOMY

The pace of economic activity in the United States picked up noticeably in the first half of 2002 as some of the powerful forces that had been restraining spending for the preceding year and a half abated. The economy expanded especially rapidly early in the year. As had been anticipated, much of the first quarter's strength in production resulted from efforts of firms to limit a further drawdown of inventories after the enormous liquidation in the fourth quarter of 2001. Economic activity appears to have moved up further in recent months but at a slower pace.

Notable crosscurrents remain at work in the outlook for economic activity. Although some of the most recent indicators have been encouraging, businesses still appear to be reluctant to add appreciably to workforces or to boost capital spending, presumably until they see clearer signs of improving prospects for sales and profits. These concerns, as well as ongoing disclosures of corporate accounting irregularities and lapses in corporate governance, have pulled down equity prices appreciably on balance this year. The accompanying decline in net worth is likely to continue to restrain household spending in the period ahead, and less favorable financial market conditions could reinforce business caution.

Nevertheless, a number of factors are likely to boost activity as the economy moves into the second half of 2002. With the inflation-adjusted federal funds rate barely positive, monetary policy should continue to provide substantial support to the growth of interest-sensitive spending. Low interest rates also have allowed businesses and households to strengthen balance sheets by refinancing debt on more favorable terms. Fiscal policy actions in the form of lower taxes, investment incentives, and higher spending are providing considerable stimulus to aggregate demand this year. Foreign economic growth has strengthened and, together with a decline in the foreign exchange value of the dollar, should bolster U.S. exports. Finally, exceptional performance of productivity has supported household and business incomes while relieving pressures on price inflation, a combination that augurs well for the future.

The retail sales picture was mixed for the nation as a whole in July and August. Home furnishings and other home products were strong sellers in some regions in the country. Retail inventories are in line with expectations. Discount stores have continued to register stronger sales than general merchandisers. Overall, retailers are cautiously optimistic about the fall, expecting sales to be flat or slightly up from their 2001 levels. Locally, back-to-school activity, strong home sales, and automobile sales supported activity in the region. Retailers reported that overall sales growth improved in August after lackluster results during July. Back-to-school sales rose modestly compared with last year. Home-related product sales were described as strong while apparel sales were mixed across the region. Most contacts reported that retail inventories were balanced. Aggressive manufacturer incentives boosted car sales in July and August. However, dealers operating national franchises noted that sales in the region still lagged other markets. Despite the generally positive retail results, August surveys of consumer attitudes in Florida and the Atlanta metro area indicated lower levels of consumer confidence.

The tobacco industry is subject to regulation by Federal, state and local governments, and the recent trend has been toward increased regulation. Such regulations include labeling requirements, limitations on advertising and prohibition of sales to minors, laws restricting smoking in public places including offices, office buildings, restaurants and other eating establishments. Due to health concerns, the cigar industry could become subject to increased regulation under federal and state health and safety regulations. In addition, cigars have been subject to excise taxation at the federal, state and local level, and such taxation may increase in the future. Tobacco products are especially likely to be subject to increases in excise taxation because of the detrimental effects of tobacco on the health of both smokers and others who inhale secondary smoke.

Over the years, the federal excise tax rate on large cigars (weighing more than three pounds per thousand cigars) was increased. Currently, the federal tax is $33.25 per thousand cigars. The Company does not believe that the current level of excise taxes will have a material adverse effect on the Company's business, but there are no assurances that additional increases will not have a material adverse effect on the Company's business.

Cigar manufacturers, like other producers of tobacco products, are subject to regulation in the U.S. at the federal, state and local levels. Together with changing public attitudes toward smoking, a constant expansion of smoking regulations since the early 1970's has been a major cause for the decline in consumption. Moreover, the trend is toward increased regulation of the tobacco industry.

In recent years, a variety of bills relating to tobacco issues have been introduced in the Congress of the United States, including bills that would have prohibited the advertising and promotion of all tobacco products and/or restricted or eliminated the deductibility of such advertising expenses; set a federal minimum age of 18 years for use of tobacco products; increased labeling requirements on tobacco products to include, among other things, addiction warnings and lists of additives and toxins; modified federal preemption of state laws to allow state courts to hold tobacco manufacturers liable under common law or state statutes; and shifted regulatory control of tobacco products and advertisements from the Federal Trade Commission to the U.S. Food and Drug Administration (the "FDA"). In addition, in recent years, there have been proposals to increase tobacco excise taxes. In some cases, hearings were held, but only one of these proposals was enacted, namely, that states, in order to receive full funding for federal substance abuse block grants, establish a minimum age of 18 years fort he sale of tobacco products along with an appropriate enforcement program. The law requires that states report on their enforcement efforts. Future enactment of other bills may have an adverse effect on the sales or operations of the Company.

In addition, the majority of states restricts or prohibits smoking in certain public places and restricts the sale of tobacco products to minors. Such places where the majority of states have prohibited smoking include: any public building designated as nonsmoking; elevators; public transportation; educational facilities; health care facilities; restaurants and workplaces.

Local legislative and regulatory bodies have also increasingly moved to curtail smoking by prohibiting smoking in certain buildings or areas or by requiring designated buildings or areas or by requiring designated "smoking" areas. In a few states, legislation has been introduced, but has not passed, which would require all little cigars sold in those states to be "firesafe" little cigars, i.e., cigars that extinguish themselves if not continuously smoked. Passage of this type of legislation and any other related legislation could have a materially adverse effect on the Company's cigar business because of the technological difficulties in complying with such legislation. There is currently an effort by the Federal Consumer Product Safety Commission to establish such standards for cigarettes.

The Federal Occupational Safety and Health Administration (OSHA) have proposed an indoor air quality regulation covering the workplace that seeks to eliminate nonsmoker exposure to environmental tobacco smoke. Under the proposed regulation, smoking must be banned entirely from the workplace or restricted to designated areas of the workplace that meet certain criteria. The proposed regulation covers all indoor workplaces under OSHA jurisdiction, including, for example, private residences used as workplaces. The tobacco industry is challenging the proposed OSHA regulation on legal, scientific and practical grounds. It also contends that the proposed regulation ignores reasonable alternatives. There is no guaranty, however, that this challenge will be successful. Although the Company does not believe that the proposed OSHA regulation would have a material adverse effect on the cigar industry or the Company, there are no assurances that such regulation would not adversely impact the Company, particularly the "club" sections of the Company's emporiums.

The current conditions in the economy must be considered in estimating a value for the Corporation.

FINANCIAL ANALYSIS - PAST RESULTS, CURRENT OPERATIONS, AND FUTURE PROSPECTS OF THE BUSINESS ENTERPRISE.

When valuing a corporation, it is important to analyze the historical financial performance and financial condition of the Company. This serves as an indicator of both the Company's current financial condition and expected future financial performance. An analysis of the Company's historical sales trends, earnings growth, and financial condition serves to place its financial performance in an historical context and provides a starting point for estimating the Company's future financial performance. The historical financial information presented in
Exhibit I of this report are included solely to assist in the development of the value conclusion presented in this report, and they should not be used to obtain credit or for any other purpose. Because of the limited purpose of those parameters, they may be incomplete and contain departures from generally accepted accounting principles. We have not audited, reviewed, or compiled these presentations and express no assurance on them.

PAST SALES OF CAPITAL STOCK IN THE BUSINESS ENTERPRISE BEING APPRAISED

The Company's Common Stock has been traded in the over-the-counter market through the NASD OTC Electronic Bulletin Board under the symbol "HVAR" since March 14, 1997. The following table summarizes the reported closing prices from June 30, 2002 through the date of this report:

         Date               Price per common share
----------------------   ----------------------------

    June 30, 2002                   $.0015

  September 30, 2002                $.001

   October 11, 2002                 $.0005

Records of the Company's stock transfer agent indicate that as of October 11, 2002, the Company has total shares issued and outstanding of 86,941,113.

The Company has not paid any cash dividends to date, and does not anticipate or contemplate paying cash dividends in the foreseeable future. It is the present intention of management to utilize all available funds for working capital of the Company.

COMPETITION

The tobacco industry is very competitive and is generally dominated by a few companies which are well known to the public. In addition, the Company competes with certain domestic and foreign companies that specialize in premium cigars and certain larger companies that maintain premium cigar lines. Further, the Company's emporiums compete with other retail cigar stores in the South Florida are, as well as liquor stores, supermarkets and convenience stores.

The Company's success depends upon the size and quality of its emporiums' inventory, the maintenance of such inventory, the size and quality of the inventory of cigar accessories and the quality of its employees, particularly their knowledge of the inventory and attitude. No assurance can be given as to the ability of the Company to compete successfully in any market in which it conducts, or may conduct operations. No assurances can be given that the Company can successfully compete with major manufacturers and distributors.

FINANCIAL ANALYSIS

An essential step in the valuation of any business is an analysis of its performance over time. Past sales and earnings growth can indicate future growth and can put the business' current performance in a historical context.

Operating Performance:

The Company has had losses of approximately $6,500,000 since its inception. During the years ended June 30, 2001 through 2002, the Company has experienced a reduction in same store sales and a reduction in working capital.

Balance Sheet Analysis:

Exhibit I presents the comparative balance sheets for the Company from June 30, 2000 through June 30, 2002.

Inventory levels have decreased significantly through 2002. Current liabilities have increased by approximately $100,000. Overall, the Company has negative working capital of approximately $200,000 as of June 30, 2002.

Further analysis of the balance sheets requires the following adjustments to be considered for the purposes of this valuation:

                    1. Write off of other current assets.

                    2. Write-down of property and equipment in consideration of the liquidation value associated with leasehold improvements as well as furniture and equipment.

                    3. Write off the value of the other assets.

                    4. Reverse accrual for officer salaries payable.

                    5. Accrual of the liabilities associated with non-cancelable leases as of June 30, 2002.

The adjusted net book value the Company as of June 30, 2002, normalized for the effect of the above items is calculated as follows:

Net Book Value - Unadjusted                        $      718,196

Adjustments:
   1.  Write-off other current assets                     (30,000)
   2.  Write-down value of property and
            equipment (80% net book value)               (780,000)
   3.  Other assets                                        (1,203)
   4.  Reverse accrual for salaries payable               175,000
   5.  Accrual of lease commitments related
            to non-cancelable leases                   (1,600,000)
                                                   --------------

   Normalized net book value assuming
      forced liquidation                           $   (1,518,007)
                                                   ==============

Further note that the financial information presented above includes normalization adjustments, the basis of which is further discussed below. These adjustments are made solely to assist in the development of the value conclusion presented in this report. Normalization adjustments are hypothetical in nature and are not intended to present related historical results or forecasts of the future in accordance with AICPA guidelines. This information should not be used to obtain credit or for any purpose other than to assist in this valuation, and we express no opinion or any other assurances on this presentation.

APPLICABLE STANDARD OF VALUE

The applicable standard of value, or fair market value, is defined as the price at which the property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts.

APPRAISAL OF FAIR MARKET VALUE

Valuation Approaches:

Based on the financial analysis presented above, as well as our understanding of the facts and circumstances, we determined that the appropriate valuation methodologies in this case were the market data method and asset approaches. We did consider income or earnings methods; however, since the Company's current and projected net cash flows from continuing operations resulted in losses, such approaches would not be appropriate.

Each approach is conceptually analogous to one of the three approaches used to value a business: cost approach, income approach and market data approach. The income approaches were not considered appropriate for the valuation of this interest for the reasons stated above. When using an asset approach, assuming liquidation value, the Company is insolvent with a deficit totaling approximately $1,500,000. However, since the Company is currently publicly traded, we believe that current market information would be the most appropriate support for the Company's value.

Market Approach

The market approach is where the company is valued using most recent market data based on past sales of capital stock. The Company is publicly traded on the over-the-counter market through the NASD OTC Electronic Bulletin Board under the symbol "HVAR" since March 14, 1997. Accordingly, we believe that this would be the best indication of market value before considering any discounts or premiums.

The market value of the Company before considering any premiums or discounts is calculated as follows:

          Total shares outstanding
             as of valuation date           86,941,113

          Market value per share        $       0.0005
                                        --------------

          Current Market Value          $       43,500
                                        ==============

Control Premium

Control is a concept that deals with the interest holder's ability to affect a company's decisions to change by-laws; to determine corporate strategy; set salary levels; sell or encumber assets; affect distributions; sell, acquire or divest assets; appoint or fire officers; and alter capital structure. A controlling interest in a company is worth more than a minority interest. The market value is only reflective of a minority, non-controlling interest. Accordingly, it is accepted valuation methodology to consider a premium when valuing a controlling interest in the Company.

In determining the appropriate premium for the acquiring a controlling interest we considered the following empirical evidence:

         . The 2001 Mergerstat Review has performed studies that compare the public market-trading price before announcement of a merger or acquisition to the merger or acquisition prices. The average premium for business, in similar industries, over a 5-year period from 1997 through 2001 ranged from 25% to 58%.

Based on the nature of the Company's business a premium of 30% would be appropriate.

                                   CONCLUSION

Our conclusion of the valuation of the Company does not take into consideration subsequent events, government rulings, and changes in the law affecting the industry after the valuation date.

We have computed the value of The Havana Republic, Inc. using a market-data approach. As explained earlier, we did not utilize the asset approach since we have determined that the Company was insolvent when considering certain normalization adjustments. The income approach was not used since the Company has incurred significant losses since its inception.

We have considered whether any additional discounts or premiums should be applied to the indicated value for the Company, resulting from the market data approach. The market data method results in the marketable, non-controlling interest value of the Company, therefore, an adjustment for a control premium was considered.

Therefore after careful consideration, it was determined that the fair market value of The Havana Republic, Inc. was $56,550 as presented on Schedule A.

                                   SCHEDULE A

                            THE HAVANA REPUBLIC, INC.

                        Calculation of Fair Market Value

                                  June 30, 2002


Market Value of The Havana Republic, Inc.                  $ 43,500.00

   Control Premium                              30.00%       13,050.00
                                                          ------------

Value of The Havana Republic, Inc.                         $ 56,550.00
                                                          ============

                                    EXHIBIT I

                    THE HAVANA REPUBLIC, INC AND SUBSIDIARIES

                        HISTORICAL FINANCIAL INFORMATION


                   THE HAVANAH REPUBLIC, INC. AND SUBSIDIARIES

                HISTORICAL CONSOLIDATED CONDENSED BALANCE SHEETS

                                                June 30
                                                  2002         2001         2000
                                               ----------   ----------   ----------
ASSETS

   Cash                                        $   39,626   $   69,695   $  995,017
   Inventory                                      370,636      644,803      635,209
   Prepaid expenses and other current assets       30,000       30,000      165,680
                                               ----------   ----------   ----------
      TOTAL CURRENT ASSETS                        440,262      744,498    1,795,906

PROPERTY AND EQUIPMENT, net                       917,869      917,870      716,728

OTHER ASSETS, net                                   1,203        1,203      405,792
                                               ----------   ----------   ----------
         TOTAL ASSETS                          $1,359,334   $1,663,571   $2,918,426
                                               ==========   ==========   ==========
LIABILITIES AND SHAREHOLDERS EQUITY

CURRENT LIABILITIES                            $  641,138   $  547,247   $  435,440

SHAREHOLDERS' EQUITY                              718,196    1,116,324    2,482,986
                                               ----------   ----------   ----------
         TOTAL LIABILITIES AND
            SHAREHOLDERS' EQUITY               $1,359,334   $1,663,571   $2,918,426
                                               ==========   ==========   ==========

                                   APPENDIX I

                       ASSUMPTIONS AND LIMITING CONDITIONS


This valuation is subject to the following assumptions and limiting conditions:

1) Information, estimates, and opinions contained in this report are obtained from sources considered to be reliable. However, we assume no liability for such sources.

2) The Company and its representatives warranted to us that the information they supplied was complete and accurate to the best of their knowledge. The underlying value of the Company was provided to us by the Company's representatives and published information.

3) Possession of this report, or a copy thereof, does not carry with it the right of publication of all or part of it, nor may it be used for any purpose by anyone but the client without the previous written consent of the client or us and, in any event, only with proper attribution.

4) The various estimates of value presented in this report apply to this valuation only and may not be used out of the context presented herein.

5) This valuation reflects facts and conditions existing at the valuation date. Subsequent events have not been considered, and we have no obligation to update our report for such events and conditions.

6) This valuation does not take in consideration a special purchaser. A special purchaser is one who, for a number of reasons, such as gaining market share, economies of scale, and other reasons, would be willing to pay a premium over and above what would be considered a fair market value for the business.

7) We do not purport to be guarantors of value. Valuation of businesses is an imprecise science, with value being a question of fact, and reasonable people can differ in their estimates of value. We have, however, used conceptually sound and commonly accepted methods and procedures of valuation in determining the estimate of value included in this report.

8) The valuation analyst, by reason of performing this valuation and preparing this report, is not to be required to give expert testimony nor to be in attendance in court or at any government hearing with reference to the matters contained herein unless prior arrangements have been made with Jewett, Schwartz & Associates and Lawrence H. Wolfe regarding such additional engagements.

9) This report is neither an offer to sell, nor a solicitation to buy securities, and/or equity in, or assets of, the subject Company.

                                   APPENDIX II

                             SOURCES OF INFORMATION

1)   Documents filed with the Securities and Exchange Commission.

2)   The Partnership Spectrum, 2001 published by Partnership Profiles, Inc.

3)   Percent Premium Offered, Mergerstat Review, 2001.

4) The Monetary Policy Report to the Congress, Monetary Policy and the Economic Outlook, www.federalreserve.gov, accessed October 2002.

5) Bureau of Economic Analysis, Overview of the Economy, www.bea.doc.gov, accessed October 2002.

6) The Beige Book, Summary of Commentary on Current Economic Conditions, www.federalreserve.gov, accessed October 2002.

                                  APPENDIX III

                            APPRAISER'S CERTIFICATION


The compilation of this valuation was done by Lawrence H. Wolfe whose credentials appear at the end of this document.

I certify that, to the best of my knowledge and belief:

   .   The statements of fact contained in this report are true and correct.

   . The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are my personal, unbiased professional analyses, opinions and conclusions.

   . I have no present or prospective interest in the business that is the subject of this report, and I have no personal interest or bias with respect to the parties involved.

   . My compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of this report.

   . My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the National Association of Certified Valuation Analysts' standards for conducting and reporting on business valuations.



/s/  LAWRENCE H. WOLFE

LAWRENCE H. WOLFE, CPA, CVA

                                   APPENDIX IV

                           STATEMENT OF QUALIFICATIONS

                           LAWRENCE H. WOLFE, CPA, CVA

                          Director, Valuation Services

                                   Education:

   Bachelor of Science, Accounting and Finance, Syracuse University, Syracuse,
                                   New York.

                  Professional Affiliations and Certifications:

..   Certified Public Accountant, Florida
..   Certified Valuation Analyst
..   National Association of Certified Valuation Analysts
..   Florida Institute of Certified Public Accountants
..   American Institute of Certified Public Accountants

Lectures/Seminars:

..   Florida Institute of Certified Public Accountants; Continuing Professional
    Education Seminars

..   American Society of Women Accountants; Continuing Professional Education
    Seminars

Range of Experience:

Before joining Jewett, Schwartz & Associates, Mr. Wolfe was a manager at several large regional certified public accounting and consulting firms in Miami.

Extensive experience completing several business valuation and litigation support engagements.

Participated in the quality control functions of these firms relative to the management of the accounting and auditing and litigation support services departments.

Performed the numerous of valuation assignments that include the following matters: marital dissolution appraisals, purchase/sale appraisals, estate tax appraisals and gift tax and income tax appraisals. Industries include real estate, construction, medical practices and wholesale distribution.

Consulting services in matters involving misappropriation of funds and other fraudulent activities and complex accounting issues.

Qualified as a peer reviewer by the Florida Institute of Certified Public Accountants and American Institute of Certified Public Accountants.

Appointed as a Special Master in the Florida Circuit Court of Miami-Dade County.

                                   APPENDIX B

                         SHAREHOLDER DISSENTER'S RIGHTS

                           DISSENTERS' RIGHTS STATUTES

         /1/607.1301 Dissenters' rights; definitions.-The following definitions apply to (S)(S) 607.1302 and 607.1320;
         (1) "Corporation" means the issuer of the shares held by a dissenting shareholder before the corporate action of the surviving or acquiring corporation by merger or share exchange of that issuer.
         (2) "Fair value," with respect to a dissenter's shares, means the value of the shares as of the close of business on the day prior to the shareholders' authorization date, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.
         (3) "Shareholders' authorization date" means the date on which the shareholders' vote authorizing the proposed action was taken, the date on which the corporation received written consents without a meeting from the requisite number of shareholders in order to authorize the action, or, in the case of a merger pursuant to (S) 607.1104, the day prior to the date on which a copy of the plan of merger was mailed to each shareholder of record of the subsidiary corporation.

         /1/607.1302  Right of shareholders to dissent.-
         (1) Any shareholder of a corporation has the right to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:
                  (a) Consummation of a plan of merger to which the corporation is a party:
                          1.  If the shareholder is entitled to vote on the
merger, or
                          2.  If the corporation is a subsidiary that is merged
with its parent under (S) 607.1104, and the shareholders would have been entitled to vote on action taken, except for the applicability of (S) 607.110.4;
                  (b) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange pursuant to (S) 607.1202, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;
                  (c) As provided in (S) 607.0902(11), the approval of a control-share acquisition;
                  (d)     Consummation  of a plan of share exchange to which
the corporation is a party as the corporation the share of which will be acquired, if the shareholder is entitled to vote on the plan;
                  (e) Any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

-------------------
         /1/Effective July 1, 1990.

                      1. Altering or abolishing any preemptive rights attached to any of his shares;
                      2. Altering or abolishing the voting rights pertaining to any of his shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;
                      3.  Effecting an exchange, cancellation or
reclassification of any of his shares, when such exchange, cancellation, or reclassification would alter or abolish his voting rights or alter his percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares,
                      4. Reducing the stated redemption price of any of his redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his shares, or making any of his shares subject to redemption when they are not otherwise redeemable;
                      5. Making noncumulative, in whole or in part, dividends of any of his preferred shares which had theretofore been cumulative;
                      6. Reducing the stated dividend preference of any of his preferred shares; or
                      7. Reducing any stated preferential amount payable on any of his preferred shares upon voluntary or involuntary liquidation; or
               (f) Any corporate action taken to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his shares.
         (2) A shareholder dissenting from any amendment specified in paragraph (1)(e) has the right to dissent only as to those of his shares which are adversely affected by the amendment.
         (3) A shareholder may dissent as to less than all the shares registered in his name. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.
         (4) Unless the articles of incorporation otherwise provide, this section does not apply with respect to a plan of merger' /2/or share exchange or a proposed sale or exchange of property, to the holders of shares of any class or series which, on the record date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which such action is to be acted upon or to consent to any such action without a meeting were either registered on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by not fewer than 2,000 shareholders.
         (5) A shareholder entitled to dissent and obtain payment for his shares under this section may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         /1/607.1320 Procedure for exercise of dissenters' rights.-
               (1)(a) If a proposed corporate action creating dissenters' rights under (S) 607.1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights and be accompanied by a copy of (S) 607.1301, 607.1302. and
607.1320. A shareholder who wishes to assert dissenters' rights shall:
                      1. Deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated, and
                      2. Not vote his shares in favor of the proposed action. A proxy or vote against the proposed action does not constitute such a notice of intent to demand payment.
               (b) If proposed corporate action creating dissenters' rights under (S) 607.1302 is effectuated by written consent without a meeting, the corporation shall deliver a copy of

(S) 607.1301, 607.1302. and 607.1320 to each shareholder simultaneously with any request for his written consent or, if such a request is not made, within 10 days after the date the corporation received written consents without a meeting from the requisite number of shareholders necessary to authorize the action.

         (2) Within 10 days after the shareholders' authorization date. the corporation shall give written notice of such authorization or consent or adoption of the plan of merger, as the case may be, to each shareholder who filed a notice of intent to demand payment for his shares pursuant to paragraph
(1)(a) or, in the case of action authorized by written consent, to each shareholder. excepting any who voted for, or consented in writing to, the proposed action.

         (3) Within 20 days after the giving of notice to him, any shareholder who elects to dissent shall file with the corporation a notice of such election. stating his name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certificated shares with the corporation simultaneously with the filing of the election to dissent. The corporation may restrict the transfer of uncertificated shares from the date the shareholder's election to dissent is filed with the corporation.

         (4) Upon filing a notice of election to dissent, the shareholder shall thereafter be entitled only to payment as provided in this section and shall not be entitled to vote or to exercise any other rights of a shareholder. A notice of election may be withdrawn in writing by the shareholder at any time before an offer is made by the corporation, as provided in subsection (5), to pay for his shares. After such offer, no such notice of election may be withdrawn unless the corporation consents thereto. However, the right of such shareholder to be paid the fair value of his shares shall cease, and he shall be reinstated to have all his rights as a shareholder as of the riling of his notice of election, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to and corporate proceedings that may have been taken in the interim, if;

               (a)  Such demand is withdrawn as provided in this section;
               (b) The proposed corporate action is abandoned or rescinded or the shareholders revoke the authority to effect such action;
               (c) No demand or petition for the determination of fair value by a court has been made or filed within the time provided in this section; or
               (d) A court of competent jurisdiction determines that such shareholder is not entitled to the relief provided by this section.

-------------------------
         /2/Note.-The word "or" was substituted by the editors for the word "of' to correct an apparent typographical error.

         (5) Within 10 days after the expiration of the period in which shareholders may file their notices of election to dissent, or within 10 days after such corporate action is effected, whichever is later (but in no case later than 90 days from the shareholders' authorization date), the corporation shall make a written offer to each dissenting shareholder who has made demand as provided in this section to pay an amount the corporation estimates to be the fair value for such shares. If the corporate action has not been consummated before the expiration of the 90-day period after the shareholders' authorization date, the offer may be made conditional upon the consummation of such action. Such notice and offer shall be accompanied by:
               (a) A balance sheet of the corporation, the shares of which the dissenting shareholder holds, as of the latest available date and not more than 12 months prior to the making of such offer; and
               (b) A profit and loss statement of such corporation for the 12-month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such 12-month period, or the portion thereof during which it was in existence.

         (6) If within 30 days after the making of such offer any shareholder accepts the same, payment for his shares shall be made within 90 days after the making of such offer or the consummation of the proposed action, whichever is later. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in such shares.

         (7) If the corporation fails to make such offer within the period specified therefor in subsection (5) or if it makes the offer and any dissenting shareholder or shareholders fail to accept the same within the period of 30 days thereafter, then the corporation, within 30 days after receipt of written demand from any dissenting shareholder given within 60 days after the date on which such corporate action was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in this state where the registered office of the corporation is located requesting that the fair value of such shares be determined. The court shall also determine whether each dissenting shareholder. as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation fails to institute the proceeding as herein provided, any dissenting shareholder may do so in the name of the corporation. All dissenting shareholders (whether or not residents of this state), other than shareholders who have agreed with the corporation as to the value of their shares, shall be made parties to the proceeding as an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident dissenting shareholder either by registered or certified mail and publication or in such other manner as is permitted by law. The jurisdiction of the court is plenary and exclusive. All shareholders who are proper parties to the proceeding are entitled to judgment against the corporation for the amount of the fair value of their shares. The court may, if it so elects, appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have such power and authority as is specified in the order of their appointment or an amendment thereof. The corporation shall pay each dissenting shareholder the amount found to be due him within 10 days after final determination of the proceedings. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares.

         (8) The judgment may at the discretion of the court include a fair rate of interest, to be determined by the court.

         (9) The costs and expenses of any such proceeding shall be determined by the court and shall be assessed against the corporation, but all or any part of such costs and expenses may be apportioned and assessed as the court deems equitable against any or all of the dissenting shareholders who are parties to the proceeding, to whom the corporation has made an offer to pay for the shares, if the court finds that the action of such shareholders in failing to accept such offer was arbitrary, vexatious, or not in good faith. Such expenses shall include reasonable compensation

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

for, and reasonable expenses of, the appraisers, but shall exclude the fees and expenses of counsel for, and experts employed by, any party. If the fair value of the shares, as determined. materially exceeds the amount which the corporation offered to pay therefor or if no offer was made, the court in its discretion may award to any shareholder who is a party to the proceeding such sum as the court determines to be reasonable compensation to any attorney or expert employed by the shareholder in the proceeding.

         (10) Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this section, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger. they may be held and disposed of as the plan of merger otherwise provides. The shares of the surviving corporation into which the shares of such dissenting shareholders would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

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